UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 26, 2014

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 30, 2014, QKL Stores Inc. (the “Company”) announced in a press release that it received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) dated June 26, 2014 indicating that as a result of the appointment of Mr. Cheng Kam Ho to the Board of Directors of the Company and its Audit, Nominating and Corporate Governance, and Compensation Committees (as previously disclosed on the Company’s Current Report on Form 8-K filed on June 26, 2014), the Company has regained compliance with the independent director and audit committee requirements for continued listing on Nasdaq Capital Market as set forth in the Nasdaq Listing Rules. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Description
99.1	Press Release dated June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Tsz-Kit Chan
Name: Title:	Tsz-Kit Chan Chief Financial Officer

Date: June 30, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated June 30, 2014.